Exhibit 99.1

Company Contacts:
Tamara A. Seymour	Pete De Spain
Chief Financial Officer	Director, Investor Relations
Favrille, Inc.	& Corporate Communications
(858) 526-8035	Favrille, Inc.
tseymour@favrille.com	(858) 526-2426
pdespain@favrille.com

Favrille Announces Results from Phase 3 Registration Trial of Specifid in Patients with
Follicular B-Cell Non-Hodgkin’s Lymphoma

Results Fail to Show Statistically Significant Improvement in Primary Endpoint, Time to
Progression, Compared to Control

San Diego – May 27, 2008 – Favrille, Inc. (Nasdaq: FVRL) today announced results from the Company’s Phase 3 registration trial of Specifid™ following Rituxan® in patients with follicular B-cell non-Hodgkin’s lymphoma (NHL).

Analysis of time to progression (TTP), the primary endpoint in the trial, failed to show a statistically significant improvement in the treatment arm, Specifid plus Leukine® (sargramostim, GM-CSF) following Rituxan, compared to the control arm, placebo plus Leukine following Rituxan. Analysis of all subgroups also did not show any significant differences in primary or secondary endpoints when adjusted for prognostic factors.

The safety profile was comparable between the two arms and consistent with what has been observed in previous Specifid trials. Most adverse events reported in the trial were of low grade.

“We are clearly very disappointed with the data from this trial, particularly on behalf of the patients and their families,” said John P. Longenecker, Ph.D., President and Chief Executive Officer of Favrille. “Based on these results, we are discontinuing development of Specifid and are currently evaluating steps to conserve cash and recognize value on our assets. We wish to thank all of our employees and the patients, clinical investigators and trial coordinators for their support and dedication.”

About the Phase 3 Registration Trial

Favrille initiated its Phase 3 randomized, placebo-controlled, double-blind registration trial of Specifid for follicular B-cell NHL in July 2004. The Company completed enrollment in January 2006 with 349 patients randomized into the trial. The trial was open to both treatment-naïve and previously treated patients, ultimately enrolling a much larger treatment-naïve population (78%). Patients were randomized at a one-to-one ratio to receive either Specifid or placebo following a standard course of Rituxan. The trial was conducted at 67 centers in the U.S.

Conference Call and Webcast

Favrille’s management team will host a conference call today at 8:30 a.m. Eastern Time to discuss the information contained in this press release. A live audio webcast will be available on the Investor Relations section of the Company’s web site at www.favrille.com. Alternatively, callers may participate in the conference call by dialing (866) 831-6267 or (617) 213-8857, passcode 99549869. A telephone replay of the call will also be available for 48 hours. The telephone replay can be accessed by dialing (888) 286-8010 or (617) 801-6888, passcode 20389415.

About Favrille, Inc.

Favrille, Inc. is a biopharmaceutical company focused on the development and commercialization of targeted immunotherapies for the treatment of cancer and other diseases of the immune system.

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Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, references to Favrille’s product candidates, proprietary technologies and research and clinical development programs. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Favrille’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to Favrille’s ability to continue its operations, conserve cash or recognize value on our assets and additional risks discussed in Favrille’s filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. Favrille is providing this information as of the date of this release and, except as required by law, does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.